Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Pinnacle West Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(c)	277,891(1)	$81.03(2)	$22,517,507.70(2)	0.0001102	$2,481.43
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)	222,109(1)(3)	—	$19,703,289.39	—	—	S-3	333-239238	June 17, 2020	$2,283.61
	Total Offering Amounts					$42,229,133.89		$2,481.43
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$2,481.43

(1)	Consists of 500,000 shares of common stock that may be sold pursuant to the Pinnacle West Capital Corporation (the “Company”) Investors Advantage Plan (the “Plan”). In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount to be registered includes an indeterminate number of shares of common stock issuable upon stock splits, stock dividends and similar events.
(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Company’s common stock as reported on the New York Stock Exchange on June 12, 2023.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $19,703,289.39 of unsold securities (the “Unsold Securities”) that had previously been registered under the registration statement on Form S-3 (No. 333-239238) initially filed and effective on June 17, 2020 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the Company is carrying forward to this registration statement the Unsold Securities that were previously registered under the Prior Registration Statement, and the filing fees of approximately $2,283.61 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. A filing fee of $2,481.43 with respect to the remaining $22,517,507.70 of securities registered hereunder is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.